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                  [LETTERHEAD OF ARTHUR ANDERSEN LLP]

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
               -----------------------------------------

As independent public accountants, we hereby consent to the incorporation of our report dated February 10, 1997, included in or made part of this Form 10-K, into International Specialty Products Inc.'s previously filed Registration Statements on Forms S-8 File Nos. 33-54724, 33-92518 and 33-94020.

                                                        ARTHUR ANDERSEN LLP

Roseland, New Jersey
March 27, 1997